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                          RESTRICTED STOCK AGREEMENT

    AGREEMENT, made and entered into this 18th day of August, 1999, by and between ACCLAIM ENTERTAINMENT, INC., a Delaware corporation with its principal offices at One Acclaim Plaza, Glen Cove, New York 11542-2708 (the "Company"), and William G. Sorenson ("Sorenson"), an individual with an address at 530 Monterey Avenue, Pelham Manor, New York 10803.

                             W I T N E S S E T H

    WHEREAS, concurrently herewith, the Company and Sorenson are entering into an agreement (the "Employment Agreement") relating to Sorenson's employment by the Company;

    WHEREAS, in connection with such employment, the Company has agreed to sell 100,000 shares of common stock, par value $0.02 per share (the "Common Stock"), of the Company to Sorenson and Sorenson desires to purchase the same from the Company.

    NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

    1. The Company hereby sells to Sorenson, and Sorenson hereby purchases from the Company, 100,000 shares of Common Stock (the "Restricted Shares") at a purchase price per share of $0.02 or a total purchase price of $2,000. Payment for the Restricted Shares shall be made by Sorenson to the Company simultaneously with the execution and delivery of this Agreement.

    2. Except as other-wise specifically provided in this Agreement, Sorenson shall not sell, assign, transfer or otherwise dispose of, and shall not pledge or hypothecate, any or all of the Restricted Shares.

    3. The restrictions set forth in Section 2 hereof (the "Stock Restrictions") shall terminate as follows:

        (a) as to 33,333 of the Restricted Shares owned by Sorenson, on the first anniversary of the date of this Agreement;

        (b) as to an additional 33,333 of the Restricted Shares owned by Sorenson, on the second anniversary of the date of this Agreement; and

        (c) as to the remaining 33,334 of the Restricted Shares owned by Sorenson, on the third anniversary of the date of this Agreement.

    4. Notwithstanding the provisions of Section 3 hereof, if Sorenson's service with the Company shall be terminated pursuant to the first sentence of Paragraph 8A of the Employment Agreement prior to the termination, in whole or in part, of the Stock Restrictions with respect to his Restricted Shares, then, the Stock Restrictions which shall not have theretofore terminated with respect to such Restricted Shares shall forthwith terminate.

    5. In the event Sorenson's service with the Company and its Subsidiaries shall terminate prior to the complete termination of the Stock Restrictions, then, except as otherwise provided in Section 4 hereof, the Stock
Restrictions shall no longer terminate with respect to any Restricted Shares and Sorenson shall be obligated immediately to redeliver to the Company those Restricted Shares as to which the Stock Restrictions shall not have terminated and, as full consideration for such shares, the Company shall pay to Sorenson an amount equal to the purchase price per share paid by Sorenson for such Restricted Shares irrespective of the market value of such shares at the time of redelivery.

    6. The Company shall cause each certificate for Restricted Shares to be issued in Sorenson's name and such shares shall be fully paid and nonassessable and free from preemptive rights. Each such certificate shall bear (i) a legend to the effect that the transferability of each such Restricted Share is restricted in accordance with the provisions of this Agreement and (ii) a legend to the effect that the securities represented by such certificate have not been registered under the Securities Act of 1933 (the "Securities Act") and that they may not be sold or transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

    7. Sorenson represents and warrants to the Company that the Restricted Shares are being acquired by him solely for his own account and not with a view to, or for sale in connection with, the distribution thereof. Sorenson acknowledges that the sale of the Restricted Shares hereunder have not been registered under the Securities Act and, accordingly, that the Restricted Shares may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

    8. Nothing herein contained shall be deemed to confer upon Sorenson any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate Sorenson's employment at any time.

    9. Sorenson (a) agrees that the Restricted Shares shall be subject to, and shall be held by him in accordance with, this Agreement, (b) agrees that the Company may place on the certificates representing the Restricted Shares or new or additional or different shares or securities distributed with respect to the Restricted Shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such Restricted Shares with the transfer agent(s) for the Common Stock and (c) at his option,
(i) shall be entitled to make the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to include in gross income in the taxable year in which the Restricted Shares are transferred to him, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or (ii) may elect to include in gross income the fair market value of the Restricted Shares as of the date on which such restriction lapses.
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    10. If the Restricted Shares should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, all provisions of this Agreement relating to restrictions and lapse of restrictions shall thereupon be deemed applicable to such new or additional or different shares or securities to the same extent applicable to the Restricted Shares with respect to which they were distributed.

    11. (a) Sorenson shall make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state or local income taxes due with respect to the issuance and/or ownership of Restricted Shares and the release of the Stock Restrictions thereon.

        (b) Unless Sorenson shall make an election under section 83(b) of the Code with respect thereto, Sorenson may, in the discretion of the Company and subject to such rules as the Company may adopt, elect to satisfy his withholding obligation arising as a result of the release of the Stock Restrictions with respect to any Restricted Shares, in whole or in part, by electing (an "Election") to deliver to the Company shares of Common Stock (other than Restricted Shares as to which the Stock Restrictions shall not have theretofore terminated) having a fair market value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. Sorenson shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.

    12. This Agreement, together with the Employment Agreement, embodies the entire understanding between the Company and Sorenson and supersedes all prior agreements and understandings relating to the matters covered hereby. No provision of this Agreement may be changed or waived except by a signed written agreement between the Company and Sorenson. Neither this Agreement nor any of Sorenson's rights or duties hereunder shall be assignable by Sorenson without the prior written consent of the Company.

    13. Any notices required to be given hereunder shall be sent by first class registered mail, postage and registry fees prepaid, and addressed to the Company and Sorenson at their respective addresses set forth above or to such other address as shall be indicated by the Company or Sorenson in writing to the other. Any such notice shall be deemed given three (3) days after it is mailed as aforesaid or upon personal delivery.

    14. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements wholly to be executed and to be performed therein. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    15. Any dispute, claim, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity thereof, shall be brought exclusively in any Federal or State court in the State of New York, County of New York. Both
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    15. Any dispute, claim, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity thereof, shall be brought exclusively in any Federal or State court in the State of New York, County of New York. Both parties hereto expressly and irrevocably submit to the jurisdiction of said courts and irrevocably waive any objection which either of them may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over such party. The parties hereto hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer and Sorenson has hereunto affixed his hand the day and year first above written.

                                      ACCLAIM ENTERTAINMENT, INC.

                                      By: /s/ Gregory E. Fischbach
                                          -------------------------------------
                                      Name:  Gregory E. Fischbach
                                      Title: President, Chief Executive Officer
                                             and Co-Chairman




                                       ----------------------------------------
                                       William G. Sorenson
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    15. Any dispute, claim, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity thereof, shall be brought exclusively in any Federal or State court in the State of New York, County of New York. Both parties hereto expressly and irrevocably submit to the jurisdiction of said courts and irrevocably waive any objection which either of them may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over such party. The parties hereto hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer and Sorenson has hereunto affixed his hand the day and year first above written.

                                                ACCLAIM Entertainment, INC.

                                                By: --------------------------


                                                /s/ William G. Sorenson
                                                -------------------------------
                                                    William G. Sorenson